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                                                                    EXHIBIT 99.1

        AMERICAN TECHNOLOGY CORPORATION APPOINTS SENIOR EXECUTIVE TO LEAD
                             BUSINESS PRODUCT SALES

      LRAD(TM) Proving to be a Breakthrough Technology for Force Protection

(SAN DIEGO, CALIFORNIA - December 10, 2003) -American Technology Corporation (NASDAQ: ATCO) (ATC) announced today the appointment of Joseph A. Zerucha as vice president of sales and marketing. Mr. Zerucha will be leading the Company's Business Products and Licensing Group, marketing and selling HSS(R), NeoPlanar(R) and PureBass(R) sound products to companies that employ audio in consumer, commercial and professional applications.

Zerucha has extensive corporate, sales and marketing experience serving in corporate leadership positions at Tachyon, Inc. (chief operating officer), Clear Channel Communications (division president of NSN Network Services), ViaSat, Inc. (director, Worldwide Sales and Channel Development) and ComViSat/Coded Communications (chief executive officer and founder).

"Our commercial business requires experienced senior executive leadership," said Kalani Jones, chief operating officer of American Technology Corporation. "Joe has an impressive senior executive background that includes driving five consecutive years of 30 - 50% annual sales growth at ViaSat and completing the build-out of a new industry- leading audio distribution platform at Clear Channel. His sales and marketing skills complement a new ATC management team experienced in successfully bringing ground-breaking technologies, like HSS and LRAD, to market."

"ATC's proprietary suite of audio technologies is impressive," said Zerucha. "I look forward to working with Kalani and the rest of ATC's management team in growing the market for HSS, NeoPlanar and PureBass."

The Company recently organized sales and marketing into two divisions due to increasing government/military business. Carl Gruenler, vice president of Military and Government Operations, heads the Company's Government and Force Protection Group. This group is tasked with expanding the force protection market and selling LRAD, NeoPlanar and HSS products to government and military customers.

Global interest in the Company's Long Range Acoustic Device (LRAD) has been increasing rapidly. LRAD was developed with the release of Naval Vessel Protection Zone requirements to enforce a 500-yard exclusion zone and 100-yard protection zone. These requirements were instituted as a result of the attack on the USS Cole. LRAD is a breakthrough technology to clearly communicate at ranges in excess of 500 yards with a warning tone in the same device that can change behavior. The Company believes favorable customer acceptance of recent installations is proving LRAD's value for stand off communications, shipboard and shore/waterside protection and use in land-based installations and vehicles.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; LRAD(TM) (Long Range Acoustic Device) and SFT(R) (Stratified Field(R) Technology. The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the Company and its technologies and products please visit the Company's web site at www.atcsd.com.



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Safe Harbor  statement  under the Private  Securities  Litigation  Reform Act of
1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the Company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the Company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the Company's most recent filings with the Securities and Exchange Commission. These
forward-looking   statements   are  based  on   information   and   management's
expectations as of the date hereof. Future results may differ materially from the Company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

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FOR FURTHER INFORMATION CONTACT:
Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com